Exhibit 10.3

BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.
SERIES B PREFERRED SHARE PURCHASE AGREEMENT
THIS SERIES B PREFERRED SHARE PURCHASE AGREEMENT (the “Agreement”) is made as of August 7, 2020 (the “Execution Date”) by and between Biohaven Pharmaceutical Holding Company Ltd., a BVI business company organized under the laws of the British Virgin Islands (the “Company”), and RPI 2019 Intermediate Finance Trust, a Delaware statutory trust (the “Investor”).
RECITALS
WHEREAS, pursuant to terms set forth in this Agreement, the Company desires to sell to the Investor, and the Investor desires to purchase up to 3,992 shares of Series B Preferred Shares, of no par value per share, from the Company (the “Series B Preferred Shares”);
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.

Purchase and Sale of Shares
a.Sale of Shares. Subject to the terms and conditions hereof, the Company will issue and sell to the Investor, and the Investor will purchase from the Company, at the Initial Closing (as defined below), 351 Series B Preferred Shares (the “Initial Closing Shares” and together with the Additional Closing Shares, as defined below, the “Shares”) at a price per share of $50,100 (the “Per Share Purchase Price”).
b.Closing. The purchase and sale of the Initial Closing Shares shall take place remotely via the exchange of documents and signatures on March 31, 2021, provided that the satisfaction or waiver of the conditions set forth in Section 4 and Section 5 (other than those conditions that by their nature are to be satisfied at or immediately prior to the Closing, but subject to the satisfaction or waiver of those conditions) has occurred by that date, or at such other date, time and place as the Company and the Investor may agree in writing (which time is designated as the “Initial Closing”). For each closing effected hereunder, the term “Closing” shall apply to each such closing unless otherwise specified. At the Initial Closing, the Company will deliver or cause to be delivered to the Investor a copy of the irrevocable instructions to the Company’s transfer agent instructing such transfer agent to issue the Shares in book entry to the Investor and such other documents as may be required to evidence the transfer of the Shares to the Investor and the registration of the Shares in the name of the Investor (including, without limitation, confirmation that the Register of Members of the Company has been updated) and, concurrently, the Investor shall pay to the Company a cash amount
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equal to $17,585,100.00, by wire transfer of immediately available funds in accordance with the Company’s instructions.
c.Additional Closings; Put Closing.
(i)Commencing upon June 30, 2021, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, in additional Closings (each, an “Additional Closing”), the number of additional Series B Preferred Shares (the “Additional Shares” and the consideration paid by the Investor at each Additional Closing, the “Additional Closing Purchase Price”) set forth on Schedule A attached hereto. At each Additional Closing, the Company will issue and sell to the Investor, and the Investor will purchase from the Company, such number of Additional Shares as is equal to (x) the applicable Additional Closing Purchase Price divided by (y) the Per Share Purchase Price.
(ii)Each of the Company and the Investor shall consult to determine whether any filing or notification is necessary or advisable under any applicable Antitrust Law with respect to the Investor’s acquisition of the Additional Shares to be issued and sold at an Additional Closing. If the Investor determines that a filing or notification under any applicable Antitrust Law is necessary or advisable, then the Investor shall provide written notice of its determination to the Company and such Additional Closing shall be delayed by thirty-five (35) business days.
(iii)Each of the Investor and the Company shall make an appropriate filing or notification under any applicable Antitrust Law within five (5) business days following the date of any notice provided by the Investor pursuant to Section 1.3(b). Each of the Investor and the Company shall be responsible for its own costs and expenses associated with such notifications and filing and shall use its commercially reasonable efforts to obtain the expiration or termination of the applicable waiting period under the HSR Act, and to obtain the termination or expiration of any other applicable waiting periods or any necessary approvals or consents under any other applicable Antitrust Law, at the earliest possible date after the date of filing.
(iv)Each of the Investor and the Company shall: (i) reasonably cooperate with each other in connection with any investigation or other inquiry relating to the transactions contemplated hereby; (ii) reasonably keep the other party informed of any communication received by such party from, or given by such party to, the U.S. Federal Trade Commission (the “FTC”), the U.S. Department of Justice (the “DOJ”) or any other Merger Control Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding the transactions contemplated hereby; (iii) promptly respond to any inquiries or requests received from the FTC, the DOJ or any other Merger Control Authorities for additional information or documentation; (iv) reasonably consult with each other in advance of any meeting or conference with the FTC, the DOJ or any other Merger Control Authority, and to the extent permitted by the FTC, the DOJ or such other Merger Control Authority and reasonably determined by such party to be appropriate under the circumstances, give the other Parties or their counsel the opportunity to attend and participate in such meetings and conferences; and (v) permit the other party or their counsel to the extent reasonably practicable to review in advance, and in good faith consider the views of the other party or their counsel concerning, any submission, filing or communication (and
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documents submitted therewith) intended to be given by it to the FTC, the DOJ or any other Merger Control Authority; provided, however, such party shall be under no obligation to reschedule any meetings or conferences with the FTC, the DOJ or any other Merger Control Authority to enable the other party to attend.
(v)Notwithstanding anything to the contrary in this Section 1.3, the term “commercially reasonable efforts” as used in this Section 1.3 does not require that either party (i) offer, negotiate, commit to or effect, by consent decree, hold separate order, trust or otherwise, the sale, divestiture, license or other disposition of any capital stock, assets, rights, products or businesses of either party or their respective Affiliates, (ii) agree to any restrictions on the activities of either party or their respective Affiliates, or (iii) pay any material amount or take any other action to prevent, effect the dissolution of, vacate, or lift any decree, order, judgment, injunction, temporary restraining order, or other order in any suit or proceeding that would otherwise have the effect of preventing or delaying any of the transactions contemplated by any Additional Closings.
(vi)Each Additional Closing shall take place remotely via the exchange of documents and signatures on the applicable date set forth on Schedule A attached hereto (or the first business day thereafter if such date is not a business day), assuming each of the conditions set forth in Section 4 and Section 5 (other than those conditions that by their nature are to be satisfied at or immediately prior to the applicable Additional Closing, but subject to the satisfaction or waiver of those conditions) has been satisfied or waived, or at such other date, time and place as the Company and the Investor may agree in writing. At each Additional Closing, the Company will deliver or cause to be delivered to the Investor a copy of the irrevocable instructions to the Company’s transfer agent instructing such transfer agent to issue the Shares in book entry to the Investor and such other documents as may be required to evidence the transfer of the Shares to the Investor and the registration of the Shares in the name of the Investor (including, without limitation, confirmation that the Register of Members of the Company has been updated).
(vii)Notwithstanding anything herein to the contrary, if the Required Holders elect to receive the Change of Control Redemption Price or if the Corporation elects to pay the Optional Redemption Price (as such terms are defined in the Terms to Update the Articles of Association) prior to the Investor’s purchase of any or all 3,992 Series B Preferred Shares, then, within ten (10) Business Days of such election and prior to any such redemption, the Company and the Investor shall consummate a Closing whereby the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, such Series B Preferred Shares as have not been previously purchased by the Investor (the “Put Closing”). The Company shall then effect such redemption and pay the Change of Control Redemption Price or the Optional Redemption Price, as applicable, within five (5) Business Days of the Put Closing.
d.Use of Proceeds. The Company will use the proceeds from the sale of the Series B Preferred Shares for the clinical development of vazegepant and general corporate purposes.
e.Adjustments for Stock Splits; No Fractional Shares. The Per Share Purchase Price payable at each Additional Closing shall be subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series B
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Preferred Shares. No fractional Series B Preferred Shares shall be issued. The Company shall, as soon as practicable after the applicable Closing, pay in lieu of any fractional Series B Preferred Share cash equal to such fraction multiplied by the Per Share Purchase Price then payable to the Investor by wire transfer of immediately available funds.
SECTION 2.

Representations and Warranties of the Company
Except as set forth on the Schedule of Exceptions attached hereto as Exhibit A, the Company hereby makes the following representations and warranties to the Investor as of the date hereof.  In addition, the Company hereby makes the representations and warranties set forth in Sections 2.1 (the first sentence only), 2.2, 2.3, 2.4(i) and (ii), 2.5 and 2.6(B) to the Investor as of the date of each Closing.
a.Organization and Good Standing and Qualifications. The Company is a BVI business company duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has all requisite power and authority to own, lease, operate and occupy its properties and to carry on its business as now being conducted. Except as set forth on the Schedule of Exceptions, the Company does not own more than 50% of the outstanding capital stock of or control any other business entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned or leased by it makes such qualification necessary, other than those in which the failure so to qualify or be in good standing would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any event or condition that would reasonably be likely to have a material adverse effect on the business, operations, properties, or financial condition of the Company and its consolidated subsidiaries, taken as a whole, or adversely affect in any material respect the ability of the Company to perform its obligations, or Investor’s rights, under this Agreement; provided, that none of the following shall constitute a “Material Adverse Effect”: the effects of conditions or events that are generally applicable to the capital, financial, banking or currency markets and the biotechnology industry, and changes in the market price of the Company’s common shares, no par value per share (the “Common Shares”), except to the extent that such event, change or development disproportionately affects the Company, relative to other similarly situated companies in the biotechnology industry.
b.Authorization. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement; (ii) the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby and thereby and the issuance, sale and delivery of the Shares have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or its shareholders is required; and (iii)  the Agreement has been duly executed and delivered and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, securities, insolvency, or similar laws relating to, or affecting generally the enforcement
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of, creditors’ rights and remedies, or indemnification or by other equitable principles of general application.
c.Valid Issuance of Shares. The issuance of the Shares has been duly authorized by all requisite corporate action. When the Shares are issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, the Shares will be duly and validly issued and outstanding, fully paid, and nonassessable, and will be free of all liens and restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws. The Company has reserved a sufficient number of Series B Preferred Shares for issuance to the Investor in accordance with the Company’s obligations under this Agreement. The Common Shares potentially issuable upon conversion of any Unredeemed Shares (as defined in the Terms to Update the Articles of Association) relating to Series B Preferred Shares have been duly authorized and reserved for issuance by all requisite corporation action and, upon issuance in accordance with the Articles of Association, will be duly and validly issued, fully paid, and nonassessable, and will be free of all liens and restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.
d.No Conflict. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Memorandum and Articles of Association of the Company, as in effect as of the applicable Closing, (ii) contravene or conflict with or violate any federal, state, local or foreign statute, rule, regulation, judgment, order, writ or decree binding upon or applicable to the Company, (iii) contravene or conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material contract or other material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation binding upon or applicable to the Company, or (iv) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or other commitment to which the Company is a party or by which the Company is bound, in the case of each of clauses (iii) and (iv), which would have a Material Adverse Effect.
e.Consents. Except for the consents that have been obtained on or prior to the Closing or filings required to be made by the Company with federal or state securities commissions or the New York Stock Exchange (“NYSE”), no consent, approval, license, order, authorization, registration, declaration or filing with or of any governmental entity or other person is required to be done or obtained by the Company in connection with (i) the execution and delivery by the Company of this Agreement, (ii) the performance by the Company of its obligations under this Agreement, (iii) the consummation by the Company of any of the transactions contemplated by this Agreement, including the issuance and sale of the Shares in accordance with the terms hereof.
f.Compliance. (A) The Company is not, and the execution and delivery of this Agreement and the consummation of the transactions contemplated herewith will not cause the Company to be (i) in violation or default of any provision of any instrument, mortgage, deed of trust, loan, contract, commitment filed with the Commission Documents (as defined below), (ii) in violation of any provision of any judgment, decree, order or obligation to which it is a party or by
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which it or any of its properties or assets are bound, or (iii) in violation of any federal, state or, to its knowledge, local statute, rule or governmental regulation, in the case of each of clauses (i), (ii) and (iii), which would have a Material Adverse Effect; (B) as of the date of each Closing, the consummation of the transactions contemplated herewith will not cause the Company to be (i) in violation of any provision of any judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound, or (ii) in violation of any federal, state or, to its knowledge, local statute, rule or governmental regulation, in the case of each of clauses (i) and (ii), which would have a Material Adverse Effect.
g.Capitalization. As of August 3, 2020 (the “Reference Date”), no Series B Preferred Shares were issued and outstanding, 2,495 Series A Preferred Shares were issued and outstanding and a total of 59,686,497 Common Shares were issued and outstanding, increased thereafter solely as set forth in the next sentence. Other than in the ordinary course of business, the Company has not issued any shares since the Reference Date other than Common Shares issued pursuant to (i) employee benefit plans disclosed in the Commission Documents, and (ii) the exercise or conversion of outstanding warrants, options or other securities disclosed in the Commission Documents. The issued and outstanding shares of the Company have been duly and validly issued and are fully paid and nonassessable, were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities, and, for those shares issued until the Closing, have been issued in compliance with all federal and state securities laws, in each case except as would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Commission Documents, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Shares or the issuance and sale thereof. There are no shareholder agreements, voting agreements or other similar agreements with respect to the voting of the Shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.
h.Commission Documents, Financial Statements. The Company’s Common Shares are registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and since January 1, 2019, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the “Commission Documents”). The Company’s Common Shares are currently listed or quoted on the NYSE. The Company is not in violation of the listing requirements of the NYSE and has no knowledge of any facts that would reasonably lead to delisting or suspension of its common shares from the NYSE in the foreseeable future. The Company is an “Early Stage Company” as defined in Section 312.03 of the NYSE Listing Company Manual as of the date hereof. As of its date, each Commission Document filed since January 1, 2019, complied in all material respects with the requirements of the Exchange Act and the rules and
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regulations of the Commission promulgated thereunder applicable to such document, and, as of its date, after giving effect to the information disclosed and incorporated by reference therein, no such Commission Document since January 1, 2019, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents filed with the Commission since January 1, 2019, complied as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
i.Internal Controls and Procedures. The Company maintains disclosure controls and procedures as such terms are defined in, and required by, Rule 13a-15 and Rule 15d-15 under the Exchange Act. Except as disclosed in the Commission Documents, such disclosure controls and procedures are effective as of the latest date of management’s evaluation of such disclosure controls and procedures as set forth in the Commission Documents to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Commission. Except as disclosed in the Commission Documents, the Company maintains a system of internal controls over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP.
j.Material Adverse Change. Except as disclosed in the Commission Documents, since March 31, 2020, no event or series of events has or have occurred that would, individually or in the aggregate, have a Material Adverse Effect.
k.No Undisclosed Liabilities. To the Company’s knowledge, the Company and its consolidated subsidiaries, taken as a whole, do not have any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company and its consolidated subsidiaries (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company’s or its subsidiaries’ respective businesses since March 31, 2020.
l.No Undisclosed Events or Circumstances. Except for the transactions contemplated by this Agreement, no event or circumstance has occurred or exists with respect to the Company, its subsidiaries, or their respective businesses, properties, operations or financial condition, which,
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under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed and which, individually or in the aggregate, would have a Material Adverse Effect.
m.Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto. Except as set forth in the Commission Documents, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary, or any of their respective properties or assets that could be reasonably expected to have a Material Adverse Effect. Except as set forth in the Commission Documents, no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which could be reasonably expected to result in a Material Adverse Effect.
n.Compliance with Law. The businesses of the Company and its subsidiaries have been and are presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as would not reasonably be expected to cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it, except for such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, the failure to possess which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
o.Exemption from Registration, Valid Issuance. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the issuance and sale of the Shares in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement and the issuance of the Common Shares potentially issuable upon conversion of any Unredeemed Shares (as defined in the Terms to Update the Articles of Association), may be issued and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. The sale and issuance of the Shares pursuant to, and the Company’s performance of its obligations under, this Agreement will not (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Shares or any of the assets of the Company, or (ii) entitle the holders of any outstanding shares of the Company to preemptive or other rights to subscribe to or acquire the Shares or other securities of the Company.
p.Transfer Taxes. All share transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to Investor hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.
q.Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
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r.Brokers. Except as expressly set forth in this Agreement, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any of its subsidiaries in respect of the transactions contemplated by this Agreement.
SECTION 3.

Representations and Warranties of the Investor
The Investor hereby represents and warrants to the Company that:
a.Experience. The Investor is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the Investor’s prospective investment in the Company, and has the ability to bear the economic risks of the investment.
b.Investment. The Investor is acquiring the Shares for investment for the Investor’s own account and not with the view to, or for resale in connection with, any distribution thereof. The Investor understands that the Shares have not been and will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares.
c.Rule 144. The Investor acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. In connection therewith, the Investor acknowledges that the Company will make a notation on its share ledger regarding the restrictions on transfers set forth in this Section 3, subject to Section 6.2, and will transfer the Shares on the books of the Company only to the extent not inconsistent herewith and therewith.
d.Access to Information. The Investor has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities. The Investor has had a full opportunity to ask questions of and receive answers from the Company, or any person or persons acting on behalf of the Company, concerning the terms and conditions of an investment in the Shares. The Investor is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, except for the statements, representations and warranties contained in this Agreement.
e.Authorization. This Agreement when executed and delivered by the Investor will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy,
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insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.
f.Investor Status. The Investor acknowledges that it is either (i) an institutional “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act (an “Institutional Accredited Investor”) or (ii) a “qualified institutional buyer” as defined in Rule 144A of the Securities Act, as indicated on Schedule B hereto, and the Investor shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.
g.No Inducement. The Investor was not induced to participate in the offer and sale of the Shares by the filing of any registration statement in connection with any public offering of the Company’s securities, and the Investor’s decision to purchase the Shares hereunder was not influenced by the information contained in any such registration statement.
h.No Conflicts. The execution, delivery and performance by the Investor of this Agreement do not and will not (i) contravene or conflict with the organizational documents of the Investor, (ii) contravene or conflict with or constitute a default under any material provision of any law binding upon or applicable to the Investor or (iii) contravene or conflict with or constitute a default under any material contract or other material agreement, judgment, order, writ, injunction, citation, award or decree binding upon or applicable to the Investor.
i.Consent. No consent, approval, license, order, authorization, registration, declaration or filing with or of any governmental entity or other person is required to be done or obtained by the Investor in connection with (i) the execution and delivery by the Investor of this Agreement, (ii) the performance by the Investor of its obligations under this Agreement or (iii) the consummation by the Investor of any of the transactions contemplated by this Agreement.
SECTION 4.

Conditions to Investor’s Obligations at Closing
The obligations of the Investor under this Agreement are subject to the fulfillment on or before each Closing (except as otherwise indicated) of each of the following conditions, any of which may be waived in writing by the Investor (except to the extent not permitted by law):
a.No Injunction, etc. No preliminary or permanent injunction or other binding order, decree or ruling issued by a court or governmental agency shall be in effect which shall have the effect of preventing the consummation of any of the transactions contemplated by this Agreement. No action or claim shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would be reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have the effect of making illegal the purchase of, or payment for, any of the Shares by the Investor.
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b.Representations and Warranties. The representations and warranties of the Company contained in Sections 2.1 (the first sentence only), 2.2, 2.3, 2.4(i) and (ii), 2.5 and 2.6(B) shall have been true and correct in all material respects (except for such representations and warranties that are qualified by “materiality” or “Material Adverse Effect” which shall be true and correct in all respects) on and as of such Closing with the same effect as though such representations and warranties had been made on and as of such Closing.
c.Antitrust Approvals. All governmental and regulatory filings, consents, authorizations, approvals and other licenses that are required for the consummation of the transactions contemplated hereby, if any, shall have been duly made and obtained, and all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) or any other applicable Antitrust Laws, shall have expired or been terminated.
d.Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that (a) are required to be performed or complied with by it on or before the Initial Closing and (b) are required to be performed or complied with by it on or before each Additional Closing with respect to the valid issuance of applicable Shares.
e.Securities Laws. The offer and sale of the Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.
f.Authorizations. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of such Closing.
g.Legal Opinion. The Investor shall have received legal opinions from counsel to the Company, each dated as of the date of the Initial Closing and in a form reasonably satisfactory to the Investor.
h.Second Amended and Restated Memorandum and Articles of Association. In the case of the Initial Closing only, the Company shall have filed with the Registrar of Corporate Affairs in the British Virgin Islands (the “Registrar”), and shall have registered, (i) the second amended and restated Memorandum and Articles of Association, updated to memorialize the terms of the Series B Preferred Shares as set forth on Exhibit B (the “Terms to Update the Articles of Association”), with any revisions required by BVI law and mutually agreed between the Investor and the Company and (ii) any notice of change of authorized shares, to the extent required under BVI law.
SECTION 5.

Conditions to the Company’s Obligations at Closing
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The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions by the Investor:
a.Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality which shall be true and correct in all respects) on and as of such Closing with the same effect as though such representations and warranties had been made on and as of such Closing.
b.Securities Law Compliance. The offer and sale of the Shares issuable at such Closing to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.
c.Antitrust Approvals. All governmental and regulatory filings, consents, authorizations, approvals and other licenses that are required for the consummation of the transactions contemplated hereby, if any, shall have been duly made and obtained, and all applicable waiting periods (and any extensions thereof) under the HSR Act or any other applicable Antitrust Laws, shall have expired or been terminated.
d.Authorization. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of such Closing.
SECTION 6.

Resales; Covenants
a.Rule 144 Reporting. With a view to making available to the Investor the benefits of certain rules and regulations of the Commission which may permit the sale of the Shares to the public without registration and, in each case, for so long as the Investor holds Shares that are not freely transferable without restriction under the Securities Act (including the current public information requirement under Rule 144), the Company agrees to use commercially reasonable efforts to:
(i)Make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act;
(ii)File with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and
(iii)Furnish the Investor forthwith upon request (i) a written statement by the Company as to its compliance with the public information requirements of said Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents as may
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be reasonably requested in availing the Investor of any rule or regulation of the Commission permitting the sale of any such securities without registration.
b.Restrictive Legend. The Investor agrees to the imprinting, so long as is required by this Section 6, of a restrictive legend in substantially the following form:
“THE SECURITIES EVIDENCED OR CONSTITUTED HEREBY HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.”
The legend set forth in this Section 6.2 and the related notation in the Company’s register of members shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the Shares or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company, if (i) the Shares are registered for resale under the Securities Act, (ii) the Shares are sold or transferred in compliance with to Rule 144 and the Company has received such customary certifications and other information as it shall have reasonably requested to demonstrate compliance of such transfer or sale with Rule 144, or (iii) the Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144. Following Rule 144 becoming available for the resale of Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144, the Company shall (at the Company’s expense), upon the written request of Investor, cause its counsel to issue to the Company’s transfer agent a legal opinion authorizing the issuance of a certificate representing the Shares without any restrictive or other legends, if requested by such transfer agent.
c.NYSE Listing of Shares. To the extent the Company has not done so prior to the date of this Agreement, the Company shall promptly apply to cause the aggregate number of Common Shares issuable upon the conversion of any Unredeemed Shares (as defined in the Terms to Update the Articles of Association) to be approved for listing on the NYSE, subject to official notice of issuance.
d.Reasonable Best Efforts; Filings.  Subject to the terms and conditions of this Agreement, each of the Company and the Investor shall cooperate with each other and use its reasonable best efforts to promptly take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with each other in doing, all things necessary, proper or advisable to cause the conditions to the Initial Closing to be satisfied as promptly as reasonably practicable following the date hereof, including incorporating the Terms to Update the Articles of Association into the Company’s Second Amended and Restated Memorandum and Articles of Association, with any reasonable adjustments thereto as required by the NYSE that do not materially disadvantage
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either party hereto, and preparing and filing all documentation to effect all necessary notifications, filings and other information required to complete the Closings and to obtain as expeditiously as possible all consents, expirations of waiting periods and authorizations necessary or advisable to be obtained from any third party, the NYSE and/or any governmental entity in order to consummate the transactions contemplated by this Agreement.
e.Further Assurances. Each of the Investor and the Company shall execute such further documents and shall take, or shall cause to be taken, such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the transactions contemplated hereby. If the Investor determines that a filing or notification under any applicable Antitrust Law is necessary or advisable in connection with any issuance Common Shares issuable upon conversion of the Shares, then Sections 1.3(c), (d) and (e) of this Agreement shall apply to any such filing or notification under any applicable Antitrust Law mutatis mutandis.
SECTION 7.

Indemnification
a.Each party (an “Indemnifying Party”) hereby indemnifies and holds harmless the other party, such other party’s respective officers, directors, employees, consultants, representatives and advisers, and any and all other Persons, directly or indirectly, controlling, controlled by, or under common control with, such Person (each, an “Affiliate”) of the foregoing (each of the foregoing, an “Indemnified Party”) from and against all losses, liabilities, costs, damages and expense (including reasonable legal fees and expenses) (collectively, “Losses”) suffered or incurred by any such Indemnified Party to the extent arising from, connected with or related to (i) breach of any representation or warranty of such Indemnifying Party in this Agreement; and (ii) breach of any covenant or undertaking of any Indemnifying Party in this Agreement. If an event or omission (including, without limitation, any claim asserted or action or proceeding commenced by a third party) occurs which an Indemnified Party asserts to be an indemnifiable event pursuant to this Section 7, the Indemnified Party will provide written notice to the Indemnifying Party, setting forth the nature of the claim and the basis for indemnification under this Agreement. The Indemnified Party will give such written notice to the Indemnifying Party immediately after it becomes aware of the existence of any such event or occurrence. Such notice will be a condition precedent to any obligation of the Indemnifying Party to act under this Agreement but will not relieve it of its obligations under the indemnity except to the extent that the failure to provide prompt notice as provided in this Agreement prejudices the Indemnifying Party with respect to the transactions contemplated by this Agreement and to the defense of the liability. In case any such action is brought by a third party against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it wishes, to assume the defense and settlement thereof with counsel reasonably selected by it and, after notice from the Indemnifying Party to the Indemnified Party of such election so to assume the defense and settlement thereof, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, provided, however, that an Indemnified Party shall have the right to employ separate counsel at the expense of the
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Indemnifying Party if (i) the employment thereof has been specifically authorized in writing by the Indemnifying Party; or (ii) representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between such parties (which such judgment shall be made by the Indemnified Party in good faith after consultation with counsel). The Indemnified Party agrees to cooperate fully with (and to provide all relevant documents and records and make all relevant personnel available to) the Indemnifying Party and its counsel, as reasonably requested, in the defense of any such asserted claim at no additional cost to the Indemnifying Party. No Indemnifying Party will consent to the entry of any judgment or enter into any settlement with respect to any such asserted claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld or delayed, (a) if such judgment or settlement does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect to such claim or (b) if, as a result of such consent or settlement, injunctive or other equitable relief would be imposed against the Indemnified Party or such judgment or settlement could materially and adversely affect the business, operations or assets of the Indemnified Party. No Indemnified Party will consent to the entry of any judgment or enter into any settlement with respect to any such asserted claim without the prior written consent of the Indemnifying Party, not to be unreasonably withheld or delayed. If an Indemnifying Party makes a payment with respect to any claim under the representations or warranties set forth herein and the Indemnified Party subsequently receives from a third party or under the terms of any insurance policy a sum in respect of the same claim, the receiving party will repay to the other party such amount that is equal to the sum subsequently received.
b.Limitations on Liability. No party hereto shall be liable for any punitive or special damages under this Section 7 (and no claim for indemnification hereunder shall be asserted) as a result of any breach or violation of any covenant or agreement of such party (including under this Section 7) in or pursuant to this Agreement.
c.Exclusive Remedy. The rights of the parties hereto pursuant to (and subject to the conditions of) this Section 7 shall be the sole and exclusive remedy of the parties hereto and their respective Affiliates with respect to any Losses (whether based in contract, tort or otherwise) resulting from or relating to any breach of the representations, warranties covenants and agreements made under this Agreement or any certificate, document or instrument delivered hereunder, and each party hereto hereby waives, to the fullest extent permitted under applicable law, and agrees not to assert after the Initial Closing, any other claim or action in respect of any such breach. Notwithstanding the foregoing, claims for common law fraud shall not be waived or limited in any way by this Section 7.
SECTION 8.

Miscellaneous
a.Definitions: As used in this Agreement, the terms below shall have the following meanings:
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(i)“Antitrust Laws” means any federal, state or foreign law, regulation or decree, including the HSR Act, designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade.
(ii)“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
(iii)“Merger Control Authorities” means all relevant governmental authorities under applicable Antitrust Laws, including the FTC and DOJ.
b.Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York as applied to agreements entered into and performed entirely in the State of New York by residents thereof.
c.Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Investor and the last Additional Closing (or, if no Additional Closing occurs, the Initial Closing) until the expiration of the applicable statute of limitations.
d.Successors, Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned by either party without the prior written consent of the other; except that either party may assign this Agreement to an Affiliate of such party or to any third party that acquires all or substantially all of such party’s business, whether by merger, sale of assets or otherwise.
e.Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile (receipt confirmed) or mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger, addressed:
if to the Investor, at the following address:
RPI 2019 Intermediate Finance Trust
c/o RP Management, LLC
110 East 59th St, 33rd Floor
New York, NY 10022
Attention: George Lloyd
Telephone: (212) 883-2280
E-mail: glloyd@royaltypharma.com
Facsimile: (212) 883-2260

with a copy to:
Goodwin Procter LLP
100 Northern Avenue
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Boston, Massachusetts 02210
Attention: Arthur McGivern
Telephone: 617-570-1971
Facsimile: (617) 523-1231
E-mail: AMcGivern@goodwinlaw.com
if to the Company, at the following address:

Biohaven Pharmaceutical Holding Company Ltd.
215 Church Street, Suite 304
New Haven, Connecticut 06510
Attention:    Vlad Coric
Facsimile:    203-244-4239
E-mail:        vlad.coric@biohavenpharma.com

with a copy (which shall not constitute notice) to:

Cooley LLP
One Freedom Square
Reston Town Center
11951 Freedom Drive
Reston, VA 20190-5656Attention:    Darren DeStefano
Facsimile:     703-456-8100
E-mail:     ddestefano@cooley.com
or at such other address as one party shall have furnished to the other party in writing. All notices and communications under this Agreement shall be deemed to have been duly given (i) when delivered by hand, if personally delivered, (ii) when received by a recipient, if sent by email, (iii) when sent, if sent by facsimile, with an acknowledgement of sending being produced by the sending facsimile machine or (iv) one business day following sending within the United States by overnight delivery via commercial one-day overnight courier service.
f.Expenses. Each of the Company and the Investor shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.
g.Finder’s Fees. Each of the Company and the Investor shall indemnify and hold the other harmless from any liability for any commission or compensation in the nature of a finder’s fee, placement fee or underwriter’s discount (including the costs, expenses and legal fees of defending against such liability) for which the Company or the Investor, or any of its respective partners, employees, or representatives, as the case may be, is responsible.
h.Counterparts. This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing the counterpart, and all of which together shall constitute one instrument.
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i.Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.
j.Entire Agreement. This Agreement, including the exhibits and schedules attached hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.
k.Waiver. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party. None of the terms, covenants and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.
l.Trustee Capacity of Wilmington Trust, National Association. Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely in its trustee capacity, in the exercise of the powers and authority conferred and vested in it under the trust deed of the Investor, (ii) each of the representations, undertakings and agreements herein made on the part of the Investor is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust, National Association, but is made and intended for the purpose of binding only the Investor and (iii) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Investor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Investor under this Agreement or any related documents.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Series B Preferred Share Purchase Agreement as of the date first set forth above.

BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.

By:
Name:
Title:

RPI 2019 INTERMEDIATE FINANCE TRUST

By:	Wilmington Trust, National Association, not in its individual capacity but solely in its capacity as owner trustee

By:
Name:
Title:

[Signature Page to Series B Preferred Stock Purchase Agreement]

Schedule A
Schedule of Additional Closings

Additional Closing Date	Additional Closing Shares	Additional Closing Purchase Price
June 30, 2021	351	$ 17,585,100.00
September 30, 2021	351	$ 17,585,100.00
December 31, 2021	353	$ 17,685,300.00
March 31, 2022	291	$ 14,579,100.00
June 30, 2022	291	$ 14,579,100.00
September 30, 2022	291	$ 14,579,100.00
December 31, 2022	291	$ 14,579,100.00
March 31, 2023	177	$ 8,867,700.00
June 30, 2023	177	$ 8,867,700.00
September 30, 2023	178	$ 8,917,800.00
December 31, 2023	179	$ 8,967,900.00
March 31, 2024	177	$ 8,867,700.00
June 30, 2024	177	$ 8,867,700.00
September 30, 2024	178	$ 8,917,800.00
December 31, 2024	179	$ 8,967,900.00

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